Exhibit 5.1

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, NY 10020

October 12, 2010

Tower Automotive, LLC, to be converted into Tower International, Inc.

17672 Laurel Park Drive North, Suite 400E

Livonia, Michigan 48152

Ladies and Gentlemen:

We have acted as counsel to Tower Automotive, LLC, to be converted into Tower International, Inc., a Delaware corporation (such corporation, the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1, File No. 333-165200 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer, issuance and sale by the Company of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Shares”). The Shares are to be sold by the Company pursuant to an underwriting agreement among Tower Automotive, LLC and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the form of the Certificate of Conversion of Tower Automotive, LLC to Tower International, Inc. to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; (vi) the form of the Underwriting Agreement; (vii) the form of Common Stock certificate of the Company; and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Certificate of Incorporation of the Company reviewed by us, the Certification of Conversion that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Certificate of Conversion reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler PC

Lowenstein Sandler PC